UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):

May 1, 2013
Lender Processing Services, Inc.
(Exact name of Registrant as Specified in its Charter)
001-34005

(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	26-1547801 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant’s Telephone Number, Including Area Code)
______________________________________________________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2013, the Company entered into new employment agreements with Hugh R. Harris, Thomas L. Schilling, Daniel T. Scheuble and Joseph M. Nackashi. Messrs. Harris, Schilling, Scheuble and Nackashi are named executive officers of the Company. Each executive's employment agreement replaces any prior employment agreement, provides for a three-year term expiring on December 31, 2016, and contains a provision for automatic annual extensions following the initial three-year period and continuing thereafter unless either party provides timely notice that the term should not be extended.

Mr. Harris' employment agreement provides that he will serve as the Company's President and Chief Executive Officer, and will receive a minimum annual base salary of $880,000. Under his employment agreement, Mr. Harris' annual cash bonus target under the Company's annual incentive plan will be 165% of his base salary, with higher or lower amounts payable depending on performance relative to targeted results.

Mr. Schilling's employment agreement provides that he will serve as Executive Vice President and Chief Financial Officer, and will receive a minimum annual base salary of $475,000. Under his employment agreement, Mr. Schilling's annual cash bonus target under the Company's annual incentive plan will be 100% of his base salary, with higher or lower amounts payable depending on performance relative to targeted results.

Mr. Scheuble's employment agreement provides that he will serve as Executive Vice President and Chief Operating Officer of the Company, and will receive a minimum annual base salary of $600,000. Under his employment agreement, Mr. Scheuble's annual cash bonus target under the Company's annual incentive plan will be 135% of his base salary, with higher or lower amounts payable depending on performance relative to targeted results.

Mr. Nackashi's employment agreement provides that he will serve as Executive Vice President and Chief Information Officer of the Company, and will receive a minimum annual base salary of $500,000. Under his employment agreements, Mr. Nackashi's annual cash bonus target under the Company's annual incentive plan will be 100% of his base salary, with higher or lower amounts payable depending on performance relative to targeted results. Mr. Nackashi's agreement also documents a previously approved retention incentive opportunity in the amount of $1,500,000, of which $500,000 will be paid if he is employed by the Company on September 30, 2013, and the remaining $1,000,000 will be paid if he is employed by the Company on September 30, 2014.

Under the employment agreements, each executive is entitled to reimbursement of up to $15,000 annually in financial and tax planning fees and an annual executive physical, and the executive and his eligible dependents are entitled to medical and other insurance coverage the Company provides to its other top executives as a group. Each executive is also entitled to customary executive benefits under their employment agreements, including participation in the Company's standard benefit plans as well as its equity incentive plans, and are subject to customary post-employment restrictive covenants.

If, during the term of the employment agreement, (i) an executive's employment is terminated by the Company based upon disability, or for any reason other than “cause,” or death, or (ii) an executive terminates his employment for “good reason,” the executive will be entitled to receive the following compensation and benefits:

•
any earned but unpaid base salary, any expense reimbursement payments owed and any earned but unpaid annual incentive payments relating to the prior year, which are referred to as “accrued obligations”;

•	a prorated annual incentive based on the incentive the executive would have earned for that year;

•
a lump-sum payment equal to 300% with respect to Messrs. Harris, Schilling and Scheuble, and 200% with respect to Mr. Nackashi, of the sum of the executive's (1) annual base salary and (2) the highest annual bonus paid to the executive within the three years preceding his termination or, if higher, the target bonus opportunity in the year in which the termination of employment occurs;

•
immediate vesting and/or payment of all equity awards (other than those based on satisfaction of performance criteria, in which case the time-based vesting conditions will lapse but the applicable performance criteria, to the extent not already satisfied, will continue to apply so that the awards will only vest upon satisfaction of that criteria); and

•	a lump sum cash payment equal to 36 monthly COBRA premiums based on the executive's level of coverage on the date of termination.

For purposes of the employment agreements, a termination of employment by the executive for “good reason” includes:

•	a material diminution in the executive's position or title, or the assignment of duties materially inconsistent with the executive's position or title;

•	a material diminution in the executive's annual base salary or incentive opportunity;

•	a material breach by the Company of any of its obligations under the employment agreement;

•	any material change in the executive's geographic location;

•	written notice provided by the Company to the executive that his employment agreement will not be automatically renewed; or

•	within six months immediately preceding or within two years immediately following a change in control:

(a)	a material adverse change in the executive's status, authority or responsibility;

(b)	a change in the position to whom the executive reports that results in a material adverse change to his service relationship or the conditions under which he performs his duties;

(c)	a material adverse change in the position to whom the executive reports or a material diminution in the authority, duties or responsibilities of that position; or

(d)	a material diminution in the budget over which the executive has managing authority.
Under the employment agreements, “cause” means:

•	persistent failure to perform duties consistent with a commercially reasonable standard of care;

•	willful neglect of duties;

•	conviction of, or pleading nolo contendere to, criminal or other illegal activities involving dishonesty;

•	material breach of the employment agreement; or

•	impeding or failing to materially cooperate with an investigation authorized by our board.

In the event one of the executives' employment terminates due to his death, the Company will pay his estate:

•	any accrued obligations;

•
a prorated bonus based on (a) the target annual incentive opportunity in the year in which the termination occurs or the prior year if no target annual incentive opportunity has yet been determined and (b) the fraction of the year the executive was employed; and

•	the unpaid portion of the executive's base salary for the remainder of the term of the employment agreement.
The employment agreements provide for indemnification of the executive to the maximum extent permitted under applicable law against expenses, judgments, fines and settlement amounts incurred by reason of his service to the Company. They do not provide for tax gross-ups. The agreements also provide the Company with important protections and rights, including the following:

•	severance benefits under the agreements are conditioned upon the executive's execution of a full release of LPS and related parties, thus limiting our exposure to law suits from the executive;

•	the executive is prohibited from competing with the Company during employment and for one year thereafter; and

•	The executive is prohibited during employment and at all times thereafter from using or sharing confidential information and trade secrets.

The foregoing summary of the terms of the employment agreements is qualified in its entirety by reference to Messrs. Harris', Schilling's, Scheuble's and Nackashi's employment agreements, which are attached hereto as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively.

Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit	Description
99.1	Employment Agreement dated May 1, 2013 with Hugh R. Harris.
99.2	Employment Agreement dated May 1, 2013 with Thomas L. Schilling.
99.3	Employment Agreement dated May 1, 2013 with Daniel T. Scheuble.
99.4	Employment Agreement dated May 1, 2013 with Joseph M. Nackashi.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lender Processing Services, Inc.
Date: May 2, 2013	By:	/s/ Thomas L. Schilling
Thomas L. Schilling
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Employment Agreement dated May 1, 2013 with Hugh R. Harris.
99.2	Employment Agreement dated May 1, 2013 with Thomas L. Schilling.
99.3	Employment Agreement dated May 1, 2013 with Daniel T. Scheuble.
99.4	Employment Agreement dated May 1, 2013 with Joseph M. Nackashi.